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             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

           _______________________________________

                          FORM 8-K

 Pursuant to Section 13 or 15(d) of the Securities Exchange
                         Act of 1934
                Date of Report July 19, 1996
              (Date of Earliest Event Reported)

           _______________________________________

                  Precision Castparts Corp.
   (Exact name of registrant as specified in its charter)


         Oregon                1-10348        93-0460598
(State or other jurisdiction (Commission   (I.R.S. Employer
  of incorporation of         File No.)  Identification No.)
     organization)
 4600 S.E. Harney Drive
Portland, Oregon 97206-0898

               Registrant's telephone number,
      including area code:  Telephone:  (503) 777-3881

                          No Change
   (Former name or address, if changed since last report)

           _______________________________________
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Item 2.

     On July 19, 1996, Precision Castparts Corp. ("PCC") purchased substantially all of the assets of AE Turbine Components Limited ("AETC") from AETC and its parent, T & N plc, headquartered in Manchester, U.K. AETC is an European manufacturer of investment castings for the aircraft engine and industrial gas turbine markets. The purchase price was $41.0 million pounds, or $63.4 million dollars, subject to adjustment. The transaction was financed from borrowings under a Credit Agreement with Bank of America National Trust & Savings Association, as Agent.

Item 7.
     Financial Statements, Pro Forma Financial Information and Exhibits.
     (a)  Financial Statements.
          Pursuant to Item 7(a)(4) of Form 8-K, it is currently impracticable to file the required financial statements; therefore, these financial statements will be filed as soon as practicable, but not later than October 4, 1996.

          Pursuant to Item 7(b)(2) of Form 8-K, it is currently impracticable to file the pro forma financial information; therefore, the pro forma financial information will be filed under cover of Form 8 as soon as practicable, but not later than October 4, 1996.

     (c)  Exhibits.

     (1)  Purchase and Sale Agreement relating to AE Turbine
          Components Limited.





                         SIGNATURES
     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                         PRECISION CASTPARTS CORP.

Dated  August 5, 1996         /s/  W.D. Larsson
                              ______________________________
                              W. D. Larsson



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